UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 19, 2021
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware		001-36223	20-8236097
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 19, 2021, Aramark’s Board of Directors elected Chris Schilling as Senior Vice President, Controller and Chief Accounting Officer and the principal accounting officer of Aramark effective the same date. Mr. Schilling, age 48, previously served as the Senior Vice President, Controller since June 2021. Prior to that, Mr. Schilling served as Vice President, Controller since February 2019. Prior to that Mr. Schilling served as Vice President, Global Business Services since June 2017. Prior to joining Aramark, Mr. Schilling served in various positions at Owens-Illinois, Inc., most recently as Vice President, Global Business Services in 2017, Vice President, Portfolio Management from 2016 to 2017 and Vice President, Global Audit from 2014 to 2016.
Aramark’s Executive Vice President and Chief Financial Officer, Tom Ondrof, who had been performing the duties of principal financial officer and principal accounting officer of Aramark, ceased to perform the duties of principal accounting officer on July 20, 2021 in connection with the effectiveness of Mr. Schilling’s appointment. Mr. Ondrof will continue to perform the duties of principal financial officer.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	July 22, 2021	By:	/s/ LAUREN A. HARRINGTON
		Name:	LAUREN A. HARRINGTON
		Title:	Senior Vice President and General Counsel